Exhibit 16

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, That the undersigned, IVY FUND (hereinafter called the Corporation), and certain trustees and officers for the Corporation, do hereby constitute and appoint KEITH A. TUCKER, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable each Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such trustees and officers in his/her behalf as such trustee or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:	April 9, 2003	/s/ Henry J. Herrmann Henry J. Herrmann, President

/s/Keith A. Tucker	Chairman of the Board	April 9, 2003

Keith A. Tucker

/s/Henry J. Herrmann	President and Trustee	April 9, 2003

Henry J. Herrmann

/s/Theodore W. Howard Theodore W. Howard	Vice President and Treasurer	April 9, 2003

/s/Jarold W. Boettcher	Trustee	April 9, 2003

Jarold W. Boettcher

/s/James D. Gressett	Trustee	April 9, 2003

James D. Gressett

/s/Joseph Harroz, Jr.	Trustee	April 9, 2003

Joseph Harroz, Jr.

/s/Glendon E. Johnson, Jr.	Trustee	April 9, 2003

Glendon E. Johnson, Jr.

/s/Eleanor B. Schwartz	Trustee	April 9, 2003

Eleanor B. Schwartz

/s/Michael G. Smith	Trustee	April 9, 2003

Michael G. Smith

/s/Edward M. Tighe	Trustee	April 9, 2003

Edward M. Tighe

Attest:

/s/Kristen A. Richards

Kristen A. Richards
Secretary